                                                                EXHIBIT 4.2


                            SUPPLEMENTAL INDENTURE

               Supplemental Indenture (this "Supplemental Indenture"), dated as of December 1, 2000, among BMAC SERVICES CO., INC., a Delaware corporation (the "New Guarantor"), BETTER MINERALS & AGGREGATES COMPANY, a Delaware corporation ("Better Minerals"), U.S. SILICA COMPANY, a Delaware corporation, BETTER MATERIALS CORPORATION, a Pennsylvania corporation, GEORGE F. PETTINOS, INC., a Delaware corporation, OTTAWA SILICA COMPANY, a Delaware corporation, THE FULTON LAND AND TIMBER COMPANY, a Pennsylvania corporation, PENNSYLVANIA GLASS SAND CORPORATION, a Delaware corporation, CHIPPEWA FARMS CORPORATION, a Pennsylvania corporation, BMC TRUCKING, INC., a Delaware corporation, STONE MATERIALS COMPANY, LLC, a Delaware limited liability company, COMMERCIAL STONE CO., INC., a Pennsylvania corporation, and COMMERCIAL AGGREGATES TRANSPORTATION AND SALES, LLC, a Delaware limited liability company (collectively, the "Existing Guarantors"), and THE BANK OF NEW YORK, a New York banking corporation, as trustee under the indenture referred to below (the "Trustee").

                                  WITNESSETH:

          WHEREAS Better Minerals and the Existing Guarantors have heretofore executed and delivered to the Trustee an Indenture (the "Indenture"), dated as of October 1, 1999, providing for the issuance of an aggregate principal amount of up to $150,000,000 of 13% Senior Subordinated Notes due 2009 (the "Securities");

          WHEREAS Section 4.11 of the Indenture provides that under certain circumstances Better Minerals is required to cause the New Guarantor to execute and deliver to the Trustee a supplemental indenture pursuant to which the New Guarantor shall unconditionally guarantee all of Better Minerals' obligations under the Securities pursuant to a Note Guarantee on the terms and conditions set forth herein; and

          WHEREAS pursuant to Section 9.01 of the Indenture, the Trustee, Better Minerals and the Existing Guarantors are authorized to execute and deliver this Supplemental Indenture without the consent of any holder of the Securities;
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          NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantor, Better Minerals, the Existing Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Securities as follows:

          1. Agreement to Guarantee.  The New Guarantor hereby agrees, jointly
             -----------------------
and severally with all the Existing Guarantors, to unconditionally guarantee Better Minerals' obligations under the Securities on the terms and subject to the conditions set forth in Articles 11 and 12 of the Indenture and to be bound by all other applicable provisions of the Indenture and the Securities.

          2. Ratification of Indenture; Supplemental Indentures Part of
             ----------------------------------------------------------
Indenture.  Except as expressly amended hereby, the Indenture is in all respects
----------
ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby.

          3. Governing Law.  THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY,
             --------------
AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

          4. Trustee Makes No Representation.  The Trustee makes no
             --------------------------------
representation as to the validity or sufficiency of this Supplemental Indenture.

          5. Counterparts.  The parties may sign any number of copies of this
             -------------
Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

          6. Effect of Headings.  The Section headings herein are for
             -------------------
convenience only and shall not affect the construction thereof.

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

          IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.


                                         BMAC SERVICES CO., INC.


                                         By:__________________________
                                            Name:
                                            Title:

                                         BETTER MINERALS & AGGREGATES COMPANY



                                         By:__________________________
                                            Name:
                                            Title:

                                         U.S. SILICA COMPANY


                                         By:__________________________
                                            Name:
                                            Title:

                                         BETTER MATERIALS CORPORATION

                                         By:__________________________
                                            Name:
                                            Title:

                                         GEORGE F. PETTINOS, INC.

                                         By:__________________________
                                            Name:
                                            Title:


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

                                         OTTAWA SILICA COMPANY


                                         By:___________________________
                                            Name:
                                            Title:

                                         THE FULTON LAND AND TIMBER COMPANY


                                         By:___________________________
                                            Name:
                                            Title:

                                         PENNSYLVANIA GLASS SAND CORPORATION

                                         By:___________________________
                                            Name:
                                            Title:

                                         CHIPPEWA FARMS CORPORATION

                                         By:___________________________
                                            Name:
                                            Title:

                                         BMC TRUCKING, INC.

                                         By:___________________________
                                            Name:
                                            Title:

                                         STONE MATERIALS COMPANY, LLC

                                         By:___________________________
                                            Name:
                                            Title:

                                         COMMERCIAL STONE CO., INC.


                                         By:___________________________
                                            Name:
                                            Title:

                                         COMMERCIAL AGGREGATES TRANSPORTATION
                                         AND SALES, LLC


                                         By:___________________________
                                            Name:
                                            Title:


THE BANK OF NEW YORK, as Trustee


By:________________________________
   Name:
   Title:

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